Exhibit 5 Opinion of Shaw Pittman LLP

                        [Letterhead of Shaw Pittman LLP]


                                  July 25, 2003

Commercial Net Lease Realty, Inc.
450 South Orange Avenue
Suite 900
Orlando, Florida  32801

Ladies and Gentlemen:

        We have acted as counsel to Commercial Net Lease Realty, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3, Registration No. 333-105635 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and declared effective by the Commission on June 5, 2003. Pursuant to the Registration Statement, the Company proposes to issue and sell 5,600,000 shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), to the public, and up to an additional 840,000 shares of Common Stock upon the exercise of the underwriters' over-allotment option, pursuant to the terms set forth in the prospectus supplement dated July 25, 2003 (the "Prospectus Supplement") to the prospectus filed as part of the Registration Statement.

        Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that the Common Stock has been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement. We also consent to the reference to Shaw Pittman LLP under the caption "Legal Matters" in the Prospectus Supplement.





                                             Very truly yours,


                                             /s/  Shaw Pittman LLP


                                             SHAW PITTMAN LLP